UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 6, 2004

Wellman, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10033	04-1671740

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 Shrewsbury Avenue, Shrewsbury, NJ		07702
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code 732-212-3300

TABLE OF CONTENTS
Item 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE
SIGNATURES
EXHIBIT INDEX
Ex.-99.1	Press Release dated July 6, 2004

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 6, 2004, Wellman, Inc. announced that it received a letter from the Department of Justice that identifies it as a target in a grand jury investigation of a conspiracy to fix prices in connection with polyester staple fiber. Wellman was also advised by the Department of Justice that two of its employees may receive similar target letters. Wellman continues to deny that it or any of its employees engaged in price fixing and plans to vigorously defend any action that may be brought against it. This Form 8-K and the attached exhibit are provided under Item 5 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 8, 2004

Wellman, Inc.
By:	/s/Mark J. Ruday Mark J. Ruday Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 6, 2004